UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2015 (February 9, 2015)
Pitney Bowes Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3579	06-0495050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 3001 Summer Street, Stamford, Connecticut	06926
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 356-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    Appointment of Officer

Effective February 9, 2015, the Board of Directors of Pitney Bowes Inc. (“Pitney Bowes”) elected Michael Monahan, the company’s Executive Vice President and Chief Financial Officer, to the newly created office of Chief Operating Officer. Mr. Monahan has global responsibilities for sales operations, client operations, information technology, procurement, supply chain and real estate. Mr. Monahan will continue on in his role as Chief Financial Officer with oversight of the corporate strategy and corporate development functions and continue reporting to Marc B. Lautenbach, President and Chief Executive Officer, Pitney Bowes. Mr. Monahan’s new title will be Executive Vice President, Chief Operating Officer and Chief Financial Officer.

Mr. Monahan, 54, has been with Pitney Bowes since 1988 and has served as the Executive Vice President and Chief Financial Officer since March 1, 2008. Prior to that, Mr. Monahan served as President, Mailstream Solutions and Services - Americas, the portfolio of which included North and South American operations of the SMB Mailing Business and Presort Mail Services. He led the formation of the company’s Presort Mail Services division through a series of acquisitions. At Pitney Bowes, Mr. Monahan has held positions in Corporate Accounting, Investor Relations, Corporate Development, as a business unit CFO and product management. Before joining Pitney Bowes, Mr. Monahan was a senior auditor with Price Waterhouse.

In conjunction with his election as Chief Operating Officer, Mr. Monahan’s salary was increased by 3%, his annual incentive target was increased from 80% to 90% and his long-term incentive target was increased from $1.3 million to $2.0 million. Mr. Monahan will continue to participate in the company’s benefits and compensation plan, at levels consistent with his seniority and scope of responsibility.

No arrangement or understanding exists between Mr. Monahan and any other person pursuant to which Mr. Monahan was selected as an officer of the company. There is no family relationship between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer of the company and Mr. Monahan. Mr. Monahan is not a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

In addition, since the beginning of the company's last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Monahan or any member of his immediate family had or will have a direct or indirect material interest.

Item 9.01    Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release of Pitney Bowes Inc. dated February 11, 2015 (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 11, 2015
Pitney Bowes Inc.

By: /s/ Amy C. Corn
Name:    Amy C. Corn

Title:	Vice President, Secretary and
Chief Governance Officer